Exhibit 99

                                            MB Financial, Inc.
                                            800 West Madison Street
                                            Chicago, Illinois 60607
                                            1 (888) 422-6562
                                            NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB Financial, Inc. Announces Date of
Annual Meeting of Stockholders

CHICAGO (January 14, 2008) –MB Financial, Inc., (Nasdaq: MBFI) announced today that its Annual Meeting of Stockholders will take place at 8:30 a.m., CST, on April 23, 2008, at its MB Financial Center office, 6111 North River Road, Rosemont, Illinois.
MBFI is the $7.8 billion holding company for MB Financial Bank, N.A.  MB Financial Bank (www.mbfinancial.com) is a locally operated financial institution, which has been delivering competitive personalized service for more than 95 years to privately-owned, middle-market companies as well as to individuals who live and work in the Chicago metropolitan area.
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Safe Harbor Statement: Statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, such statements are subject to numerous factors that could cause actual results to differ materially from those anticipated in the statements, as discussed in MB Financial’s filings with the Securities and Exchange Commission.